SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Aquinox Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

.	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

AQUINOX PHARMACEUTICALS, INC.

450 – 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2017

Dear Aquinox Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aquinox Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, May 8, 2017 at 1:00 p.m. local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355 for the following purposes:

1.	To elect the three nominees for director named herein to the Board of Directors to hold office until the 2020 Annual Meeting of Stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is March 16, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Kamran Alam
Chief Financial Officer,
Vice President, Finance and Corporate Secretary

Vancouver, B.C.

March 28, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

AQUINOX PHARMACEUTICALS, INC.

450 – 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Aquinox Pharmaceuticals, Inc. (the “Company,” “Aquinox,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March 29, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 8, 2017.

How do I attend the Annual Meeting?

The meeting will be held on Monday, May 8, 2017 at 1:00 p.m. local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355. For directions, please call the offices of Cooley LLP at (206) 452-8700. Information on how to vote in person at the meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 16, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 23,423,150 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 16, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	election of three directors; and

•

ratification of selection by the Audit Committee of the Board of Directors of Deloitte LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Withhold” or abstain from voting for each nominee to the Board of Directors. For the ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 7, 2017 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 7, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 16, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Ratification of the selection of auditors is considered a “routine” matter. Accordingly, your broker or nominee may not vote your shares on the election of either nominee for director without your instructions, but may vote your shares on the ratification of the selection of Deloitte LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017 without your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 450 – 887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 29, 2017, to our Corporate Secretary at 450 – 887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2018 Annual Meeting of Stockholders is held before April 8, 2018 or after June 7, 2018, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2018 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 7, 2018 nor earlier than the close of business on January 8, 2018; provided, however, that if our 2018 Annual Meeting of Stockholders is held before April 8, 2018 or after June 7, 2018, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” abstentions and broker non-votes; and, with respect to the proposal to ratify the selection of Deloitte LLP as the Company’s independent registered public accounting firm, votes “For,” “Against” and abstentions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the three nominees to serve until the 2020 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect, however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 23,423,150 shares outstanding and entitled to vote. Thus, the holders of 11,711,576 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three Class III directors whose term of office expires in 2017. If elected at the Annual Meeting, each of the nominees would serve until the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Two of our directors attended the 2016 Annual Meeting of Stockholders.

The following table sets forth information with respect to our directors, including the three nominees for election at the Annual Meeting, as of March 31, 2017:

Name	Age	Director Since	Position

Class III Directors—Nominees for Election at the Annual Meeting
Kelvin Neu	43	March 2017	Director
Robert Pelzer	63	July 2013	Lead Independent Director
Todd Simpson	56	January 2014	Director

Class I Directors—Continuing in Office until the 2018 Annual Meeting
David Main	52	December 2005	Co-Founder, President and Chief Executive Officer and Chairman of the Board, Aquinox
Sean Nolan	49	February 2015	Director

Class II Directors—Continuing in Office until the 2019 Annual Meeting
Daniel Levitt	69	July 2008	Director
Richard Levy	59	March 2017	Director
Gary Bridger	54	October 2013	Director

Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee of the Board of Directors. Each of the nominees is currently a director of the Company. Mr. Pelzer and Mr. Simpson were both appointed to the Board of Directors prior to our initial public offering by our stockholders to fill vacant seats, and Dr. Neu was appointed to the Board of Directors in March 2017 by the then-current members of the Board of Directors to fill a vacant seat.

Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Aquinox. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A  THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Kelvin Neu, M.D. has served as a member of our Board of Directors since March 2017. Dr. Neu serves as a Partner at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies on behalf of major university endowments and foundations. Dr. Neu currently serves on the board of directors of Idera Pharmaceuticals, Inc., a biopharmaceutical company, and previously served on the board of directors of XOMA Corporation. Dr. Neu holds an A.B. (summa cum laude) from Princeton University, where he was awarded the Khoury Prize for graduating first in his department of Molecular Biology, and an M.D. from the Harvard Medical School-MIT Health Sciences and Technology program, and spent three years in the Immunology Ph.D. program at Stanford University as a Howard Hughes Medical Institute Fellow. Prior to attending Princeton, Dr. Neu served for two and a half years in the military of his native Singapore.

The Nominating and Corporate Governance Committee believes Dr. Neu is qualified to serve on our Board of Directors because of his scientific background, affiliation with one of our significant stockholders and knowledge of our industry.

Robert Pelzer has served as a member of our Board of Directors since June 2013. From September 2008 to December 2013, Mr. Pelzer served as President of Novartis Corporation, a pharmaceutical company. From 2002 to 2008, Mr. Pelzer served as General Counsel at Novartis Pharma AG, a pharmaceutical company. Prior to 2002, Mr. Pelzer held various positions at DuPont, a chemical company, including serving as General Counsel and Senior Vice President at DuPont Pharmaceuticals from 1998 to 2001. Mr. Pelzer currently serves on the board of directors of Sierra Oncology, Inc., an oncology company, and previously served on the board of directors of Idenix Pharmaceuticals, Inc., a biotechnology company. Mr. Pelzer holds a B.A. in Commerce and an LL.B. from the University of Alberta.

The Nominating and Corporate Governance Committee believes that Mr. Pelzer is qualified to serve on our Board of Directors because of his extensive experience with the healthcare industry.

Todd Simpson has served as a member of our Board of Directors since January 2014. Since October 2005, Mr. Simpson has served as the Chief Financial Officer of Seattle Genetics, Inc., a biotechnology company. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and Chief Financial Officer of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and Chief Financial Officer of Telios and in various other finance-related positions. Mr. Simpson currently serves on the board of directors of Life Science Washington. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

The Nominating and Corporate Governance Committee believes that Mr. Simpson is qualified to serve on our Board of Directors because of his extensive experience with biotechnology and pharmaceutical companies and his extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of publicly traded corporations.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

David J. Main, one of our co-founders, has served as our President, Chief Executive Officer, and a member of our Board of Directors since December 2005 and as Chairman of our Board of Directors since January 2014. From September 1996 to June 2005, Mr. Main held various positions at INEX Pharmaceuticals Corp., a biopharmaceutical company, serving as President and Chief Executive Officer from July 1999 to June 2005 and as Vice President, Corporate Development from September 1996 to July 1999. While President and Chief Executive Officer, Mr. Main led the transformation of INEX from a research driven to a product focused biopharmaceutical company, advancing product development to the NDA stage and securing several significant pharmaceutical partnerships and over $100 million in equity financings. From 1990 to 1996, Mr. Main held various positions at QLT Inc., a pharmaceutical company, most recently serving as Vice President. Mr. Main was formerly a licensed pharmacist at the Royal Columbian Hospital in New Westminster, B.C. Mr. Main holds a B.Sc. in Pharmacy and an M.B.A. from the University of British Columbia. Mr. Main previously served on the board of directors of LifeSciences BC, a non-profit industry association. Mr. Main also serves on the board of directors for BIOTECanada, a Canadian industry association, and Discovery Parks Trust, a not-for-profit association, and most recently, bio.org, a U.S. industry association.

The Nominating and Corporate Governance Committee believes that Mr. Main is qualified to serve on our Board of Directors because he is a co-founder, our Chief Executive Officer and has extensive experience in the pharmaceutical industry.

Sean Nolan has served as a member of our Board of Directors since February 2015. Since June 2015, Mr. Nolan has served as President, Chief Executive Officer and member of the board of directors of AveXis Inc., a biotechnology company. From February 2013 to April 2015, Mr. Nolan served as Executive Vice President and Chief Business Officer of InterMune, Inc., a pharmaceutical company. From August 2011 to December 2012, Mr. Nolan served as Vice President and Chief Commercial Officer at Reata Pharmaceuticals Inc., a pharmaceuticals company. From May 2009 to November 2010, Mr. Nolan served as Chief Commercial Officer and President of Lundbeck Inc., the U.S. entity of H. Lundbeck, a Danish pharmaceuticals company. From 2004 to 2009, Mr. Nolan served in a number of executive positions including VP Marketing and Sales Operations, VP CNS Business Unit and VP Global Product Development at Ovation Pharmaceuticals until the company’s acquisition by H. Lundbeck in March 2009. Mr. Nolan holds a B.A. in Biology from John Carroll University.

The Nominating and Corporate Governance Committee believes that Mr. Nolan is qualified to serve on our Board of Directors because he has extensive experience in the biopharmaceutical industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Daniel Levitt, M.D., Ph.D. has served as a member of our Board of Directors since July 2008. Since October 2009, Dr. Levitt has served as Executive Vice President and Chief Medical Officer of CytRx Corporation, a biopharmaceutical research and development company. From January 2007 to February 2009, Dr. Levitt served as Executive Vice President, Research and Development of Cerimon Pharmaceuticals, Inc., a biopharmaceutical company. From 2003 to 2006, Dr. Levitt served as Chief Medical Officer and Head of Clinical and Regulatory Affairs of Dynavax Technologies Corporation, a biopharmaceutical company. Dr. Levitt has received ten major research awards and authored or co-authored nearly 200 papers and abstracts. Dr. Levitt holds a B.A. from Brandeis University and an M.D. and a Ph.D. in Biology from the University of Chicago.

The Nominating and Corporate Governance Committee believes that Dr. Levitt is qualified to serve on our Board of Directors because of his extensive experience with biopharmaceutical companies and research and product development.

Richard S. Levy, M.D. has served as a member of our Board of Directors since March 2017. Since December 2016, Dr. Levy has served as a Senior Advisor of Baker Bros. Advisors LP. From January 2009 to April 2016, Dr. Levy served as Executive Vice President and Chief Drug Development Officer of Incyte Corporation, a

pharmaceutical company, where he previously served as Senior Vice President of Drug Development from August 2003 to January 2009. Prior to joining Incyte, Dr. Levy served as Vice President, Biologic Therapies, at Celgene Corporation, a biopharmaceutical company, from 2002 to 2003. From 1997 to 2002, Dr. Levy served in various executive positions with DuPont Pharmaceuticals Company, first as Vice President, Regulatory Affairs and Pharmacovigilance, and thereafter as Vice President, Medical and Commercial Strategy. Dr. Levy served at Sandoz, a predecessor company of Novartis, from 1991 to 1997 in positions of increasing responsibility in clinical research and regulatory affairs. Prior to joining the pharmaceutical industry, Dr. Levy served as an Assistant Professor of Medicine at the UCLA School of Medicine. Dr. Levy currently serves on the Board of Directors of Madrigal Pharmaceuticals, Inc. Dr. Levy is Board Certified in Internal Medicine and Gastroenterology and received his A.B. in Biology from Brown University, his M.D. from the University of Pennsylvania School of Medicine, and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA.

The Nominating and Corporate Governance Committee believes that Dr. Levy is qualified to serve on our Board of Directors because of his more than 25 years’ experience in the pharmaceutical and biotechnology industries through his prior positions at Incyte, Celgene, DuPont Pharmaceuticals and Novartis, his extensive clinical research, regulatory and product development skills, his work in multiple therapeutic areas and his affiliation with one of our significant stockholders.

Gary Bridger, Ph.D. has served as a member of our Board of Directors since October 2013. Since February 2015, Dr. Bridger has served as a consultant to Xenon Pharmaceuticals Inc., a biopharmaceutical company, where he previously served as the Executive Vice President of Research and Development from January 2013 to February 2015. From October 2013 to October 2015, Dr. Bridger served as a Managing Director at Five Corners Capital Inc. From June 2010 to June 2012, Dr. Bridger served as a venture partner at Venture West Capital Management, a venture capital firm. From November 2006 to December 2007, Dr. Bridger served as Senior Vice President of Research and Development of Genzyme Corporation, a biotechnology company, which was acquired by Sanofi, S.A. In June 1996, Dr. Bridger co-founded AnorMED Inc., a biopharmaceutical company, and was its Vice President of Research and Development and Chief Scientific Officer from 2000 until its acquisition by Genzyme in November 2006. Dr. Bridger previously served on the board of directors of Alder BioPharmaceuticals, Inc., a biopharmaceutical company. Dr. Bridger serves on the scientific advisory board of Alectos Therapeutics Inc., a biopharmaceutical company. Dr. Bridger holds a Ph.D. in Organic Chemistry from the University of Manchester Institute of Science and Technology.

The Nominating and Corporate Governance Committee believes that Dr. Bridger is qualified to serve on our Board of Directors because of his extensive experience with biopharmaceutical companies and the venture capital industry.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market LLC (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Director’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Nolan, Dr. Levitt, Dr. Bridger, Mr. Pelzer, Dr. Levy, Dr. Neu and Mr. Simpson. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with Aquinox. The Board of Directors also considered Dr. Levy’s and Dr. Neu’s roles as Senior Advisor and Partner, respectively, at Baker Brothers Advisors LP, and the relationship we have with Baker Brothers Advisors LP and affiliated entities as significant stockholders in making the determination that each of Dr. Levy and Dr. Neu is independent. Mr. Main, our President, Chief Executive Officer and Chairman, is not an independent director by virtue of his current employment with Aquinox.

BOARD LEADERSHIP STRUCTURE

Our corporate governance guidelines provide that one of our independent directors shall serve as a lead independent director at any time when an independent director is not serving as the Chairman of the Board of Directors. Because Mr. Main is our Chairman and Chief Executive Officer, our Board of Directors has appointed Mr. Pelzer to serve as our lead independent director. As lead independent director, Mr. Pelzer presides over periodic meetings of our independent directors, coordinates activities of the independent directors and will perform such additional duties as our Board of Directors may otherwise determine and delegate.

The Company believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Main).

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during 2016. Each Board of Directors member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the portion of 2016 for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has several committees, including an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2016 for each such committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Mr. David J. Main
Dr. Gary Bridger			X		X	(1)
Dr. Daniel Levitt			X		X
Mr. Sean Nolan	X				X
Mr. Robert Pelzer.	X		X	*
Mr. Todd Simpson	X	*			X	*

Total meetings in 2016:	6		5		1

*	Committee Chairperson
(1)	Dr. Bridger served as a member of the Nominating and Corporate Governance Committee until March 2016.

Below is a description of such committee of the Board of Directors.

The Board of Directors has determined that each member of each of the above committees meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The primary functions of this committee include:

•	direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors (our independent auditors report directly to the Audit Committee);

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	preparation of the Audit Committee report that the SEC requires to be included in our annual proxy statement;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is currently composed of three directors: Mr. Nolan, Mr. Pelzer and Mr. Simpson. The Audit Committee met six times during 2016. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investor.aqxpharma.com/corporate-governance.cfm.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act). Our Board of Directors also determined that each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements.

The Board of Directors has also determined that Mr. Simpson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Simpson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and approving the compensation of our chief executive officer and other executive officers including in all cases base salary, bonus, benefits and other perquisites;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

•	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy and objectives.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee is currently composed of three directors: Dr. Levy, Dr. Levitt and Mr. Pelzer. Dr. Bridger served on the Compensation Committee until March 2017 when Dr. Levy was appointed to the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards), are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met five times during 2016. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investor.aqxpharma.com/corporate-governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least biannually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. In addition, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

For 2016, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee again engaged Radford as a compensation consultant. Radford was identified as an appropriate consultant for the Company, as their compensation consulting practice works directly with the compensation committees of more than 150 technology and life science companies annually. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The Compensation Committee asked Radford to conduct an Executive and Board Compensation Assessment in preparation for 2016. For the review of executive compensation, Radford analyzed base salary, target bonus and target total cash compensation as well as annual equity award under a variety of scenarios. For the review of compensation of our Board, Radford analyzed and recommended cash retainers as well as appointment and annual equity award. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and the Company’s Chief Executive Officer to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the recommendations.

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of Dr. Levy, Dr. Levitt and Mr. Pelzer. None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors oversees our corporate governance function. The primary functions of this committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors and its committees;

•	evaluating the performance of our Board of Directors and of individual directors;

•	considering and making recommendations to our Board of Directors regarding the composition and structure of our Board of Directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board of Directors’ performance.

The Nominating and Corporate Governance Committee is currently composed of four directors: Dr. Bridger, Dr. Neu, Mr. Nolan and Mr. Simpson. Dr. Levitt served on the Nominating and Corporate Governance Committee until March 2017 when Dr. Neu was appointed to the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during 2016. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investor.aqxpharma.com/corporate-governance.cfm.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board of Directors retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 450 – 887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, the Nominating and Corporate Governance Committee will consider from time to time the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF ETHICS

The Company has adopted the Aquinox Code of Business Conduct and Ethics that applies to all officers, directors, employees and individuals engaged by the Company as independent contractors. The Code of Business Conduct and Ethics is available on the Company’s website at http://investor.aqxpharma.com/corporate-governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The

Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for the Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors, may be viewed at http://investor.aqxpharma.com/corporate-governance.cfm.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte LLP has audited the Company’s financial statements since 2006. Representatives of Deloitte LLP are expected to be present at the Annual Meeting by telephone. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for 2016 and 2015, by Deloitte LLP, the Company’s principal accountant.

	2016	2015
	(in thousands)(1)
Audit Fees	$269,263	$331,858
Audit-related Fees	8,886	—
Tax Fees	—	—
All Other Fees	2,000	2,000

Total Fees	$280,149	$333,858

(1)

The dollar amounts shown in these columns reflect the US$ equivalent of the amounts billed by Deloitte LLP. The amounts were converted to U.S. dollars from Canadian dollars using the average of the closing monthly average exchange rates for the 12 months ended December 31, 2016 and December 31, 2015. Applying this formula to years ended December 31, 2016 and December 31, 2015, Canadian $1.00 was equal to US$0.7550 and US$0.7832, respectively.

Audit Fees. Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including fees for professional services related to registration statement filings and to the preparation and delivery of a comfort letter required in connection with our September 2015 and September 2016 public offerings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to the Company for services rendered during 2015. Audit-related fees billed to the Company for services rendered during 2016 related to test of system conversion.

Tax Fees. Tax fees principally included tax compliance, tax advice and tax planning fees. There were no tax fees billed to the Company for services rendered during 2016 or 2015.

All Other Fees. All other fees include any fees billed that are not audit, audit related, or tax fees. In 2016 and 2015, these fees related to subscription of an online accounting research tool.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2016 financial statements, the Company entered into an engagement agreement with Deloitte LLP that sets forth the terms by which Deloitte LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES.

The charter of the Audit Committee provides for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte LLP. The Audit Committee may pre-approve specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Mr. Todd Simpson (Chair)

Mr. Sean Nolan

Mr. Robert Pelzer

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of January 31, 2017 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have based our calculation of beneficial ownership on 23,423,150 shares of common stock outstanding on January 31, 2017. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after January 31, 2017 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Aquinox Pharmaceuticals, Inc. 450-887 Great Northern Way, Vancouver, B.C., Canada V5T 4T5.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Named Executive Officers and Directors:
David J. Main(1)	417,048	1.8%
Kamran Alam(2)	67,768		*
Abigail Jenkins	—	—
Gary Bridger(3)	19,583		*
Daniel Levitt(4)	31,301		*
Richard Levy	—	—
Kelvin Neu	36		*
Sean Nolan(5)	12,916		*
Robert Pelzer(6)	26,093		*
Todd Simpson(7)	19,583		*
All executive officers and directors as a group (13 persons)(8)	655,941	2.7
Other 5% Stockholders:
Baker Bros. Advisors LP. and Affiliates(9)	10,938,674	46.7
RA Capital Management, LLC(10)	2,191,977	9.4
Franklin Resources, Inc.(11)	1,392,245	5.9
BlackRock, Inc.(12)	1,592,399	6.8
T. Rowe Price Associates, Inc.(13)	3,400,397	14.5

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)	Consists of (a) 71,530 shares and (b) 345,518 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(2)	Consists of 67,768 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(3)	Consists of 19,583 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(4)	Consists of 31,301 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(5)	Consists of 12,916 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(6)	Consists of 26,093 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(7)	Consists of 19,583 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.
(8)

Consists of (a) 71,566 shares held by the directors and executive officers as of January 31, 2017 and (b) 584,375 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2017.

(9)

Based solely on information provided in a Schedule 13G/A filed with the SEC on January 9, 2017. The Schedule 13G/A was filed jointly by the Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker, with respect to shares held by Baker Brothers Life Sciences, L.P. (“Life Sciences”), 667, L.P. (“667”, and together with Life Sciences, the “Funds”), Felix J. Baker and Julian C. Baker. Pursuant to management agreements, as amended, among the Adviser, the Funds, and their respective general partners, the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP, Felix J. Baker and Julian C. Baker as principals of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Company directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The address of the foregoing entities and persons is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(10)

Based solely on information provided in a Schedule 13G/A filed with the SEC on February 15, 2017. According to this filing, RA Capital Management, LLC (“Capital”) and Peter Kolchinsky are deemed to have shared voting power and shared dispositive power with respect to 2,191,977 shares of common stock. Peter Kolchinsky serves as the manager of Capital and has shared voting and dispositive power over the shares beneficially owned by Capital. The address of the principal place of business of Fund, Capital and Peter Kolchinsky, Ph.D. is 20 Park Plaza, Suite 1200, Boston, MA 02116.

(11)

Based solely on information provided in a Schedule 13G/A filed with the SEC on February 9, 2017. According to this filing, Franklin Advisers, Inc. has sole voting and dispositive power with respect to 1,392,245 shares of our common stock. The address for this reporting person is One Franklin Parkway, San Mateo, CA 94403-1906.

(12)

Based solely on information provided in a Schedule 13G/A filed with the SEC on January 19, 2017. According to this filing, BlackRock, Inc. has sole voting power and sole dispositive power with respect to 1,592,399 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(13)

Based solely on information provided in a Schedule 13G/A filed with the SEC on February 6, 2017. According to this filing, T. Rowe Price Associates, Inc. has sole voting power with respect to 351,382 shares and sole dispositive power with respect 3,400,397 shares of our common stock and T. Rowe Price Health Sciences Fund, Inc. has sole voting power with respect to 1,430,358 shares and sole dispositive power with respect to zero shares of our common stock. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Health Sciences Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except Shelley McCloskey failed to timely file one Form 4 reporting a grant of a stock option; this omission was corrected by the reporting of this transaction in her year-end Form 5.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 31, 2017. Biographical information with regard to Mr. Main is presented under “Proposal No. 1—Election of Directors” in this proxy statement.

Name	Age	Position(s)
Kamran Alam	43	Chief Financial Officer, Vice President, Finance
Lloyd Mackenzie	50	Vice President, Early Stage Development and CMC
Shelley McCloskey	57	Vice President, Human Resources & Administration
Abigail Jenkins	41	Chief Commercial Officer and U.S. Business Head
Barbara Troupin	49	Chief Medical Officer, Vice President, Clinical Development and Regulatory Affairs

Kamran Alam has served as our Chief Financial Officer and Vice President, Finance since August 2011. From June 2010 to August 2011, Mr. Alam served as Senior Director, Business Development of Sirius Genomics Inc., a biotechnology company. From October 2008 to June 2010, Mr. Alam served as Director, Business Development of the Centre for Drug Research and Development, a drug development and commercialization center. From January 2007 to October 2008, Mr. Alam served as Senior Manager, Business Development of Angiotech Pharmaceuticals, Inc., a pharmaceutical company. From 2004 to 2007, Mr. Alam served as Manager, Business Development of AnorMED Inc., a chemistry-based biopharmaceutical company. From 1998 to 2000, Mr. Alam worked in the life sciences practice group of PriceWaterhouseCoopers LLP, a global accounting and auditing firm where he obtained his Chartered Accountant designation, and gained valuable experience in the financing, auditing and tax structuring of a number of biotechnology and technology companies. Mr. Alam holds a B.Sc. in Cell Biology and Genetics from the University of British Columbia and an M.B.A. in International Business and Strategy from the University of Victoria and is a Chartered Professional Accountant, Chartered Accountant (CPA, CA).

Lloyd Mackenzie has served as our Vice President, Early Stage Development and CMC since March 2017 and prior to that served as Vice President, Technical Operations and Planning from May 2013 to March 2017 and Senior Director, Technical Operations from May 2008 to May 2013. From 2007 to 2008, Mr. Mackenzie served as a Research Scientist of Pharmaceutical Development at QLT. From 1999 to 2007, Mr. Mackenzie served as a Research Scientist of Inflazyme Pharmaceuticals Inc., a biotechnology company. Mr. Mackenzie is the author of 15 scientific publications and is an inventor on four patents. Mr. Mackenzie holds a B.Sc. in Chemistry and Biochemistry from Simon Fraser University.

Shelley McCloskey has served as our Vice President, Human Resources & Administration since December 2015. From March 2010 to December 2015, Ms. McCloskey served as Vice President, Human Resources at Stemcell Technologies, Inc., a life sciences company. From 2005 to 2008, Ms. McCloskey served as Vice President, Human Resources at Xantrex Technology, Inc., a renewable energy and power electronics company. From 2000 to 2005, Ms. McCloskey served as Vice President, Human Resources and Information Systems at Inex Pharmaceuticals Inc., a pharmaceutical company. Earlier in her career, Ms. McCloskey held a variety of management roles in high technology and health care organizations. Ms. McCloskey holds a B.A. in Psychology and an Education Diploma from the University of British Columbia.

Abigail Jenkins has served as our Chief Commercial Officer and U.S. Business Head since June 2016. From March 2014 to May 2016, Ms. Jenkins served as Vice President, Market Access at Relypsa, Inc., a biopharmaceutical company. From September 2011 to September 2013, Ms. Jenkins served as Vice President, Business Development at Actavis, Inc. (now Allergan PLC), a pharmaceutical company. From March 2011 to September 2011, she served as Senior Director of Marketing at MedImmune, Inc., a biopharmaceutical company. Ms. Jenkins holds a B.S. from Indiana University Bloomington and a M.S. from The Johns Hopkins University.

Barbara Troupin has served as our Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs since October 2016. From December 2014 to June 2016, Dr. Troupin served as Senior Vice President and Chief Medical Officer at Apricus Bioscience, Inc., a biopharmaceutical company. From 2006 to August 2014, Dr. Troupin served in various roles at VIVUS, Inc., a pharmaceutical company, most recently serving as Vice President in Medical Affairs. Dr. Troupin holds an M.D. from the University of Pennsylvania School of Medicine and her M.B.A. from the Wharton School of Business.

EXECUTIVE COMPENSATION

Our named executive officers (the “NEOs”) for the year ended December 31, 2016, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	David J. Main, Chief Executive Officer and President;

•	Kamran Alam, Chief Financial Officer and Vice President, Finance; and

•	Abigail Jenkins, Chief Commercial Officer and U.S. Business Head.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2016, 2015 and 2014.

Name and principal position(1)(2)	Year	Salary ($)	Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
David J. Main	2016	460,000	—		663,030	(4)	195,500	(5)	—	1,318,530
Chief Executive Officer and President	2015	345,704	—		606,840		172,853		—	1,125,397
	2014	365,027	—		539,494		108,648		—	1,013,169
Kamran Alam	2016	276,250	—		221,010	(4)	82,184	(5)	—	579,444
Chief Financial Officer and Vice President, Finance	2015	190,083	—		233,400		66,529		—	490,012
	2014	181,080	—		259,372		44,365		—	412,390
Abigail Jenkins(6)	2016	177,083	50,000	(7)	324,794	(4)	56,401	(5)	35,000	643,278
Chief Commercial Officer and U.S. Business Head

(1)

For 2014 and 2015, our NEOs were employed and compensated by our wholly owned subsidiary, Aquinox Pharmaceuticals (Canada) Inc., a corporation under the Canada Business Corporations Act (“AQXP Canada”). For 2016, Mr. Main and Mr. Alam were employed and compensated by AQXP Canada; however, Ms. Jenkins was employed and compensated by the Company.

(2)

The dollar amounts shown in this table, except the amounts in the column titled “Option Awards,” reflect the US$ equivalent of the amounts paid to our NEOs in Canadian dollars (other than with respect to Ms. Jenkins). The amounts were converted to U.S. dollars from Canadian dollars using the average of the closing monthly average exchange rates for the 12 months ended December 31, 2016, 2015 and 2014. Applying this formula to years ended December 31, 2016, 2015 and 2014, Canadian $1.00 was equal to US$0.7550, US$0.7832, and US$0.9054, respectively.

(3)	Amount represents housing and other living expenses reimbursement. Each of Mr. Main and Mr. Alam received less than $10,000 of aggregate perquisites related to tax preparation services.
(4)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts for 2016 reflect the aggregate grant date fair value of each stock option granted in 2016, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(5)

Represents amounts earned in 2016, which were paid during 2017, under our 2016 incentive compensation plan, which provides our NEOs with an annual incentive compensation payment, subject to our achievement of our corporate performance goals and individual achievement. Our 2016 company goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives and financial management objectives. For 2016, we achieved corporate attainment of our goals at 85%. The following was our determination of individual goal attainment in 2016: Mr. Main, 100%, Mr. Alam, 100%, and Ms. Jenkins, 100%.

(6)	Ms. Jenkins joined us in June 2016, and the amount reported in the “Salary” column reflects a partial year of service.
(7)	Amount represents a signing bonus.

EMPLOYMENT AGREEMENTS

David J. Main

We entered into an amended employment agreement with Mr. Main effective January 1, 2014, which replaced and superseded Mr. Main’s prior employment agreement, setting forth the terms of Mr. Main’s continued employment as our President and Chief Executive Officer. Mr. Main is eligible to receive an annual bonus of up to 50% of his current base salary, as determined by our Compensation Committee in its discretion and based on the achievement of corporate and individual performance goals.

Kamran Alam

We entered into an amended employment agreement with Mr. Alam effective January 1, 2014, which replaced and superseded Mr. Alam’s prior employment agreement, setting forth the terms of Mr. Alam’s continued employment as our Vice President, Finance and Chief Financial Officer. Mr. Alam is eligible to receive an annual bonus of up to 35% of his current base salary, as determined by our Compensation Committee in its discretion and based on the achievement of corporate and individual performance goals.

Abigail Jenkins

We entered into an executive employment agreement with Ms. Jenkins in April 2016, setting forth the terms of Ms. Jenkin’s employment as our Chief Commercial Officer and U.S. Business Head. Ms. Jenkins is eligible to receive an annual bonus of up to 35% of her current base salary, as determined by our Compensation Committee in its discretion and based on the achievement of corporate and individual performance goals.

POTENTIAL PAYMENTS AND ACCELERATION OF EQUITY UPON TERMINATION OR TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL

Mr. Main, Mr. Alam and certain other executive officers may voluntarily resign for any reason by providing us with three months prior notice. We may elect to waive all or a portion of such notice period by paying to such executive his base salary that he would have earned if he had remained employed by us for the full duration of such notice period. Ms. Jenkins may voluntarily resign for any reason without advance notice.

If we terminate one of our NEOs and certain other executive officers without cause, or if such executive resigns for good reason in connection with a change in control, such executive will be entitled to receive the following benefits:

•

If Mr. Main is terminated without cause, he will continue to receive his base salary, benefits and continued vesting and extended exercisability of options for a period of 18 months following his termination date, and 150% of his bonus compensation based on the average annual bonus paid over the prior three-year period. If Mr. Main secures employment prior to the end of such severance period, his salary continuation payments will be reduced by 50% for the remainder of such period. In addition, if Mr. Main resigns his employment for good reason within 12 months following a change in control, he will continue to receive his base salary and benefits for a period of 18 months following his termination date, 12-months bonus pay to the date of termination that is calculated based on the average annual bonus paid over the prior three-year period, and 100% of his then-unvested options will vest as of his termination date.

•

If Mr. Alam is terminated without cause, he will be entitled to receive his base salary and benefits for a period of six months following his termination date. In addition, if Mr. Alam resigns his employment for good reason within 12 months following a change in control, he will continue to receive his base salary and benefits for a period of 12 months following his termination date, 12-months bonus pay to the date of termination that is calculated based on the average annual bonus paid over the prior three-year period, and 100% of his then-unvested options will vest as of his termination date.

•

If Ms. Jenkins is terminated without cause prior to a change in control or more than 12 months following a change of control, she will be entitled to receive her base salary and benefits for a period of six months following her termination date. In addition, if Ms. Jenkins is terminated without cause or if she resigns her employment for good reason in either case within 12 months following a change in control, she will continue to receive her base salary and benefits for a period of 12 months following her termination date, one year bonus pay to the date of termination that is calculated based on the average annual bonus paid over the prior three-year period, and 100% of her then-unvested options will vest as of her termination date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2016.

	Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
David J. Main	6/8/2007	15,625	—	9.60	6/7/2017
	6/11/2010	72,916	—	5.76	6/10/2020
	11/11/2011	93,750	—	5.76	11/10/2021
	10/31/2013	50,781	11,718	12.67	10/30/2023
	5/8/2014	41,979	23,021	10.10	5/7/2024
	3/12/2015	28,437	36,563	12.03	3/11/2025
	3/10/2016	—	120,000	8.08	3/9/2026
Kamran Alam	5/30/2012	2,170	—	5.76	5/29/2022
	10/31/2013	19,465	4,493	12.67	10/30/2023
	5/8/2014	20,182	11,068	10.10	5/7/2024
	3/12/2015	10,937	14,063	12.03	3/11/2025
	3/10/2016	—	40,000	8.08	3/9/2026
Abigail Jenkins	6/6/2016	—	50,000	8.97	8/02/2026

(1)

The shares subject to the stock options vest as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting commencement date and thereafter 1/48th of the shares vest each month, subject to continued service with us through each vesting date.

(2)

Options are subject to accelerated vesting upon a change in control, as described under “—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2016. Mr. Main, our only employee director, received no additional compensation for his Board service during 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Gary Bridger	42,875	39,544	82,419
Daniel Levitt	45,833	39,544	85,377
Richard Levy(3)	—	—	—
Kelvin Neu(3)	—	—	—
Sean Nolan	46,458	39,544	86,002
Robert Pelzer	76,833	39,544	116,377
Todd Simpson	58,167	39,544	97,711

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the year ended December 31, 2016, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The table below lists the aggregate number of shares subject to outstanding option awards held by each of our non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2016
Gary Bridger	20,833
Daniel Levitt	32,551
Sean Nolan	17,500
Robert Pelzer	27,343
Todd Simpson	20,833

(2)	The shares subject to these awards vest in a series of twelve successive equal monthly installments measured from the vesting commencement date.
(3)	Dr. Levy and Dr. Neu were appointed to our Board of Directors in March 2017.

Non-employee directors receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors, as applicable and effective following the 2017 Annual Meeting of Stockholders, payable in equal monthly installments, in arrears:

•	$35,000 per year for service as a member of our Board of Directors;

•	$15,000 per year for service as our Lead Independent Director;

•	$15,000 per year for service as the chair of the Audit Committee and $7,500 per year for service as a member (other than as chair) of the Audit Committee;

•	$10,000 per year for service as the chair of the Compensation Committee and $5,500 per year for service as a member (other than as chair) of the Compensation Committee; and

•

$7,500 per year for service as the chair of the Nominating and Corporate Governance Committee and $3,750 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. In addition, our non-employee directors receive $500 additional cash compensation for in-person meetings of our Board of Directors attended at our headquarters. None of our employee directors receives additional compensation for his service on our Board of Directors.

In addition, each newly appointed non-employee director will be granted an option to purchase 18,000 shares of our common stock. These options will vest on a three-year, annual vesting schedule. Additionally, on the date of each annual meeting, each person who is elected or appointed and each director who continues to serve as a director immediately after such annual meeting shall be granted stock options covering 9,000 shares of our common stock, vesting on a one-year, monthly vesting schedule.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans(3)
Equity compensation plans approved by stockholders(1)	1,378,352	$9.38	913,720
Equity compensation plans not approved by stockholders	—	—	—
Total	1,378,352	$9.38	913,720

(1)	Includes securities issuable under our Joint Canadian Stock Option Plan (the “2006 Plan”) and 2014 Equity Incentive Plan (the “2014 Plan”).
(2)	Consists of options to purchase 1,039,417 shares of common stock under our 2014 Plan and 338,935 shares of common stock under our 2006 Plan.
(3)

All of such shares of common stock available for issuance under our 2014 Plan. No further shares are available for issuance under the 2006 Plan. Pursuant to the terms of our 2014 Plan, an additional 936,926 shares of common stock were added to the 2014 Plan, effective January 1, 2017.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and NEOs, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2016 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

PARTICIPATION IN PUBLIC OFFERING AND REGISTRATION RIGHTS AGREEMENT

Entities affiliated with Baker Bros. Advisors LP, or the Baker Entities, which are our largest stockholders, purchased an aggregate of 2,771,055 of the shares of common stock offered in our public offering we completed in September 2016 at the public offering price of $12.25 per share, for an aggregate purchase price of approximately $33.9 million. In addition, in connection with such offering, we entered into a registration rights agreement with the Baker Entities, pursuant to which we filed a Registration Statement on Form S-3 covering 10,536,092 shares of our common stock on January 6, 2017. Under the registration rights agreement, we agreed that, if at any time and from time to time, the Baker Entities demand that we register their shares of our common stock for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under this registration rights agreement cover all shares now held or hereafter acquired (including the shares acquired in the September public offering) by the Baker Entities, will continue in effect for up to ten years, and include our obligation to facilitate certain underwritten public offerings of our common stock by the Baker Entities in the future. The Audit Committee, in exercise of its review and oversight responsibilities, approved both the entry into the registration rights agreement with the Baker Entities and the September 2016 offering as a result of the participation of related parties in such transactions.

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted under Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.

POLICY ON FUTURE RELATED PARTY TRANSACTIONS

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Aquinox stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Aquinox. Direct your written request to Corporate Secretary, Aquinox Pharmaceuticals, Inc. 450 – 887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5 or contact our Corporate Secretary at (604) 629-9223. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kamran Alam
Chief Financial Officer,
Vice President, Finance and Corporate Secretary

March 28, 2017

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, Aquinox Pharmaceuticals, Inc. 450 – 887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5.

AQUINOX PHARMACEUTICALS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Kelvin Neu 02 Robert Pelzer 03 Todd Simpson For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2 To ratify the selection by the Audit Committee of the Board of Directors of Deloitte LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017 NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting. For Against Abstain Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000325310_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

2016 Annual Report and Proxy Statement for the 2017 Annual Meeting are available at www.proxyvote.com .

AQUINOX PHARMACEUTICALS, INC.

Proxy for Annual Meeting of Stockholders on May 8, 2017 Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2017 Annual Meeting of Stockholders of Aquinox Pharmaceuticals, Inc., the accompanying proxy statement and the 2016 Annual Report, and hereby appoint(s) David Main and Kamran Alam, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aquinox Pharmaceuticals, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2017 Annual Meeting of Stockholders of Aquinox Pharmaceuticals, Inc. to be held at 1:00 p.m. local time on May 8, 2017 at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder(s), with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR each of the nominees listed in Proposal No. 1 and FOR Proposal No. 2.

R1.0.1.15 _ 2 0000325310

Continued and to be signed on reverse side